UNITED STATES

  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2017

 CELSION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Registrant’s telephone number, including area code: (609) 896-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements with Certain Officers.

The Board of Directors previously approved, subject to stockholder approval, amendments to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) that would (1) increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2007 Plan by an additional 6,195,000 shares, (2) increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2007 Plan to 9,639,444 shares, and (3) increase the limit on awards that may be granted to any one participant in a calendar year to 350,000 shares. The foregoing description of the amendments is qualified in its entirety by reference to the text of the amended version of the 2007 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting on May 16, 2017, the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated April 4, 2017 for the Annual Meeting.

Proposal 1

Each of the individuals listed below was elected, by a majority of the votes cast at the Annual Meeting and entitled to vote on the election of directors, to serve on the Board of Directors until the 2020 Annual Meeting of Stockholders.

Nominee	For	Withheld	Broker Non-Votes
Dr. Augustine Chow	11,768,886	841,107	21,753,412
Mr. Frederick J. Fritz	11,733,634	876,359	21,753,412

In addition to the directors elected above, Mr. Michael H. Tardugno, Mr. Robert W. Hooper, Dr. Alberto R. Martinez, Dr. Donald P. Braun and Dr. Andreas Voss continued to serve as directors after the Annual Meeting.

Proposal 2

The proposal, by the Audit Committee of the Board of Directors of the Company, to ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017, as described in the proxy materials, was approved with approximately 95.5% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 2.6% voting against the proposal with 1.9% abstaining.

For	Against	Abstain
32,803,783	885,040	674,582

Proposal 3

The proposal to grant discretionary authority to the Board of Directors to amend the Certificate of Incorporation of the Company, as amended, to effect, at any time on or prior to the date of the 2018 Annual Meeting of Stockholders, a reverse stock split at an exchange ratio within the specified range was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
28,321,090	5,225,052	817,263	N/A

Proposal 4

The proposal to approve amendments to the 2007 Stock Incentive Plan as described under Item 5.02(e) above was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
10,600,391	1,685,813	323,789	21,753,412

Proposal 5

The proposal to approve the issuance of 20% or more of the Company’s outstanding securities in a certain offering in accordance with NASDAQ Marketplace Rule 5635 was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
10,701,403	1,635,415	273,175	21,753,412

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Celsion Corporation 2007 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: May 16, 2017	By:	/s/Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Celsion Corporation 2007 Stock Incentive Plan, as amended